UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2016

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2016, Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), completed the acquisition of 80.1% of the outstanding common stock (the “Shares”) of Natural Habitat, Inc. (“Natural Habitat”), a Colorado corporation (the “Transaction”), pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of May 4, 2016, by and among Lindblad Expeditions, LLC, a Delaware limited liability company, the Company, Gaiam, Inc., a Colorado corporation, Gaiam Travel, Inc., a Colorado corporation, and Ben Bressler, the founder and President of Natural Habitat.

The consideration for the Shares consisted of $14,850,000 in cash, from the Company’s cash on hand, 264,208 shares of unregistered common stock of the Company with a value of approximately $2,650,000, based upon the closing price of the Company’s common stock on May 3, 2016, and an unsecured promissory note issued to Mr. Bressler by Natural Habitat in an outstanding principal amount of $2,525,000, bearing interest at a rate of 1.44% per annum. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Stock Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, the Company and Natural Habitat entered into an employment agreement with Ben Bressler, pursuant to which he will serve as the President of Natural Habitat. The employment agreement has an initial term beginning on the closing date of the Transaction and ending on December 31, 2020, subject to automatic extension for successive one-year periods thereafter unless the Company or Natural Habitat delivers notice of non-renewal to Mr. Bressler at least 60 days before the end of the then-current contract term.

Under the terms of his employment agreement, Mr. Bressler will receive an initial annual base salary of $200,000 and will be eligible to receive an annual cash bonus equal to 10% of Natural Habitat’s net profits (after giving effect to accrual or payment of such bonus) (the “Net Profit Bonus”). Mr. Bressler will also have an opportunity (the “Equity Incentive Opportunity”) to earn an award of Company stock options (“Options”) based on the future financial performance of Natural Habitat. Specifically, as soon as practicable after September 30, 2020, the Company will calculate the Final Year Equity Value of Natural Habitat (as defined in the employment agreement) and if it exceeds $25 million, effective as of December 31, 2020, subject to his continued employment through that date, Mr. Bressler will be granted a number of Options that will have a fair value (generally determined in accordance with applicable accounting standards) equal to 10.1% of such excess. Any such Options will have a per-share exercise price equal to the fair market value of the Company’s common stock on the grant date and will be fully vested and exercisable as of the grant date. If the Company’s Board of Directors reasonably determines that issuing Options would violate any applicable law or regulation or any applicable securities exchange listing standards or other requirements or the terms and conditions of the Company’s equity incentive plan then in effect, the Company may instead settle the Equity Incentive Opportunity with a lump-sum cash payment equal to 10.1% of such excess. In addition, in the event Natural Habitat makes any dividend payment or other distribution to its stockholders during the period beginning on the closing date of the Transaction and ending on September 30, 2020, upon the occurrence of such dividend payment or other distribution, Mr. Bressler will be entitled to receive a supplementary compensatory cash payment equal to 10.1% of the aggregate dividend or distribution payment amount, subject to his continued employment through the date of payment.

The employment agreement provides that, upon the termination of Mr. Bressler’s employment due to death or disability, subject to his signing and not revoking a general release of claims, he will be entitled to (i) a pro-rated portion of any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (ii) if such termination occurs prior to December 31, 2020, a lump sum cash payment equal to 10.1% of the Final Year Equity Value of Natural Habitat (determined in this circumstance as of the last day of the calendar quarter ending prior to the termination date) over $25 million (the “Equity Opportunity Payout”). The employment agreement also provides that, upon the termination of Mr. Bressler’s employment without Cause or his resignation of employment for Good Reason (as such terms are defined in the employment agreement), subject to his signing and not revoking a general release of claims, he will be entitled to (i) severance payments equal to one times his annual base salary, (ii) any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (iii) if such termination occurs prior to December 31, 2020, the Equity Opportunity Payout.

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The employment agreement contains confidentiality and assignment of inventions provisions for the benefit of the Company, Natural Habitat and their direct and indirect subsidiaries and prohibits Mr. Bressler from competing with, or soliciting the employees of, the Company, Natural Habitat and their direct and indirect subsidiaries, for a period of two years following his termination.

Mr. Bressler’s remaining 19.9% ownership interest in Natural Habitat is subject to an arrangement providing for put/call rights that generally cannot be exercised, with certain exceptions, until 2020.

The summary of the employment agreement contained in this Item 5.02 is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Press Release

The Company is furnishing the attached press release (Exhibit 99.1 to this Form 8-K) as Regulation FD Disclosure material.

Investor Meetings

Attached as Exhibit 99.2 to this Form 8-K is the form of investor presentation to be used by the Company in presentations to certain of its stockholders and other persons.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Stock Purchase Agreement dated as of May 4, 2016, by and among Lindblad Expeditions, LLC, a Delaware limited liability company, Lindblad Expeditions Holdings, Inc., a Delaware corporation, Gaiam, Inc., a Colorado corporation, Gaiam Travel, Inc., a Colorado Corporation, and Ben Bressler, an individual.
Exhibit 10.1	Employment Agreement with Ben Bressler, dated as of May 4, 2016.
Exhibit 99.1	Press Release dated May 5, 2016.
Exhibit 99.2	Investor Presentation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

May 4, 2016	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad, Chief Executive Officer and President

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